EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Firetainment, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Firetainment, Inc. as of December 31, 2018 and 2017, and the related statements of operations, stockholder’s equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the financial statements, the Company’s negative working capital, loss from operations, and its need for additional financing in order to fund its projected loss in 2019 raise substantial doubt about its ability to continue as a going concern. These 2018 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP

We have served as the Company’s auditor since 2018.

Houston, Texas

December 19, 2019

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 Firetainment Inc.

Balance Sheets

	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash	$7,189	$2,780
Accounts receivable, net	11,119	41,755
Inventory	66,331	128,772
Other current assets	7,626	587
Total Current Assets	92,265	173,894

FIXED ASSETS, NET	17,370	20,989

TOTAL ASSETS	$109,635	$194,883

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES
Line of credit - related party	$116,691	$112,683
Related party advances	436,850	150,750
Notes payable	163,582	240,000
Accounts payable	86,181	195,753
Accrued expenses	112,550	72,418
Total Current Liabilities	915,854	771,604

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
Common Stock, 100 shares authorized, issued and outstanding at December 31, 2018 and 2017	100	100
Additional paid-in-capital	124,000	124,000
Accumulated deficit	(930,319)	(700,821)
	(806,219)	(576,721)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$109,635	$194,883

See accompanying notes to the financial statements.

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Firetainment Inc.

Statements of Operations

	Years Ended December 31,
	2018	2017

Revenue	$773,636	$1,125,675
Cost of goods sold	669,179	969,400
Gross profit	104,457	156,275

General and administrative expenses	186,949	150,243
Selling expense	51,876	142,579
Salaries and wages	40,321	70,834
	279,146	363,656

Loss from operations	(174,689)	(207,381)

Other income (expense)
Interest expense	(48,361)	(67,111)
Forgiveness of debt	-	24,029
Other income	(6,448)	-
Total other income (expense)	(54,809)	(43,082)

Provision for income taxes	-	-

Net loss	$(229,498)	$(250,463)

Net loss per common share - basic and diluted	$(2,295)	$(2,505)

Weighted average number of shares outstanding during the year - basic and diluted	100	100

See accompanying notes to the financial statements.

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Firetainment Inc.

Statements of Changes in Stockholder’s Deficit

Years Ended December 31, 2017 and 2018

	Common Stock	Additional paid-in-capital	Accumulated deficit	Total

Balance, December 31, 2016	100	$-	$(450,358)	$(450,258)

Additional capital contribution	-	124,000	-	124,000

Net Loss	-		(250,463)	(250,463)

Balance, December 31, 2017	100	124,000	(700,821)	(576,721)

Net Loss	-	-	(229,498)	(229,498)

Balance, December 31, 2018	100	$124,000	$(930,319)	$(806,219)

See accompanying notes to the financial statements.

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Firetainment Inc.

Statements of Cash Flows

	Years Ended
	December 31, 2018	December 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(229,498)	$(250,463)

Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	1,914	4,280
Depreciation	7,429	6,667
Amortization	67	133
Changes in current assets and liabilities:
Receivables, net	28,722	17,565
Inventory	62,441	39,783
Accounts payable	(109,572)	40,088
Accrued expenses	40,132	24,377
Other current assets	(7,106)	13,361
Net cash used in operating activities	(205,471)	(104,209)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(3,810)	(982)
Net cash used in investing activities	(3,810)	(982)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	(140,000)	(149,645)
Advances from related parties	286,100	124,774
Other proceeds from shareholders	-	124,000
Line of credit, net	4,008	3,686
Proceeds from long-term debt	75,000	-
Payments on long-term debt	(11,418)	-
Net cash provided by financing activities	213,690	102,815

Net change in cash	4,409	(2,376)

Cash at beginning of period	2,780	5,156

Cash at end of period	$7,189	$2,780

See accompanying notes to the financial statements.

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Firetainment, Inc.

Notes to the Financial Statements

December 31, 2018 and 2017

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Firetainment was incorporated in the state of Florida on November 15, 2010. The Company started operations as a sales and marketing company, distributing fire pits to its customers. In 2016, began manufacturing its own brand of fire pit tables and outdoor accessory items through over 175 retail locations nationwide. The full product line consists of twenty-five (25) shapes and sizes of fire pit and accessory tables within the standard design options, creating in excess of 15,000 potential design combinations. Each of the fire pits are made in the USA and are ANSI certified.

On April 23, 2018, Viabuilt Ventures entered into a Plan of Reorganization and Agreement of Securities Exchange (the “Agreement”) with the Company. The Agreement will result in the merger of Firetainment into VIABUILT Ventures with the corporation to survive as Firetainment Inc. Pursuant to the Agreement, Viabuilt agreed to issue the Company two hundred million (200,000,000) common shares in exchange for all common shares of the Company. Under the Agreement, upon execution, the Company the immediate right to the appointment of the directors and officers of Viabuilt by the resignation of the existing sole director and officer of Viabuilt.

On April 23, 2018, the Board of Directors of Viabuilt appointed William Shawn Clark as their Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer as well as our Sole Director.

The April 23, 2018 Agreement was terminated on March 26, 2019, and replaced on March 26, 2019 by a Share Exchange Agreement, whereby upon closing the shareholder of Firetainment, Inc. will be issued a total of 7,000,000 shares of Common Stock of Viabuilt in exchange for 100% of the capital stock of the Company. The closing of this transaction will be completed upon the completion of the audit of the Financial Statements of the Company for the years ended December 31, 2018 and 2017, and upon the closing Firetainment, Inc. will become a wholly-owned subsidiary of Viabuilt.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates, judgments, and assumptions used in these financial statements include those related to revenues, accounts receivable and related allowances and contingencies. These estimates, judgments, and assumptions are reviewed periodically and the effects of material revisions in estimates are reflected in the financial statements prospectively from the date of the change in estimate.

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Cash

We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks. We currently do not have cash deposits at financial institutions in excess of federally insured limits.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, and issued subsequent amendments to the initial guidance in August 2015, March 2016, April 2016, May 2016, and December 2016 within ASU 2015-14, ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20, respectively. The core principle of this new revenue recognition guidance is that a company will recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The new guidance defines a five-step process to achieve this core principle. The new guidance also requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new guidance provides for two transition methods, a full retrospective approach and a modified retrospective approach.

On January 1, 2018, the Company adopted ASC Topic 606 using the modified retrospective method with no impact to the opening retained earnings and determined there were no changes required to its reported revenues as a result of the adoption. An analysis of contracts with customers under the new revenue recognition standard was consistent with the Company’s current revenue recognition model, whereby revenue is recognized primarily on the date products are shipped to the customer. The Company has enhanced its disclosures of revenue to comply with the new guidance.

Results for reporting periods beginning after January 1, 2018 are presented under ASC Topic 606, while prior period amounts were not adjusted and continue to be reported in accordance with ASC Topic 605, “Revenue Recognition.”

Revenue Recognition

For the year ended December 31, 2017

The Company records revenue when all four of the following criteria are met: (i) there is persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured.

The Company recognizes sales when products are delivered to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related product. Shipping terms are generally FOB shipping point, and title passes to the customer at shipment. The Company does no consignment sales. The customer has no cancellation privileges after shipment or upon purchase at our locations, other than customary rights of return. The Company excludes sales tax collected and remitted to various states from sales and cost of sales. Sales from items sold through the Company’s locations are recognized at the time of sale.

Revenue received from online sales are recognized when products are delivered to the customer.

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For the year ended December 31, 2018

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on January 1, 2018 using the modified retrospective method. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

- Identification of the contract with a customer

- Identification of the performance obligations in the contract

- Determination of the transaction price

- Allocation of the transaction price to the performance obligations in the contract

- Recognition of revenue when, or as, the Company satisfies a performance obligation

Product sales are recognized all of the following criteria are satisfied: (i) a contract with an end user exists which has commercial substance; (ii) it is probable the Company will collect the amount charged to the end user; and (iii) the Company has completed its performance obligation whereby the end user has obtained control of the product. A contract with commercial substance exists once the Company receives and accepts a purchase order or once it enters into a contract with an end user. If collectability is not probable, the sale is deferred and not recognized until collection is probable or payment is received. Control of products typically transfers when title and risk of ownership of the product has transferred to the customer. Net revenues comprise gross revenues less customer discounts and allowances, actual and expected returns. Shipping charges billed to customers are included in net sales. Various taxes on the sale of products and enrollment packages to customers are collected by the Company as an agent and remitted to the respective taxing authority. These taxes are presented on a net basis and recorded as a liability until remitted to the respective taxing authority.

Contract Liabilities

The Company may at times receive payment at the time customer places an order. Amounts received for undelivered product or services not yet provided are considered a contract liability and are recorded as deferred revenue. As of December 31, 2018 and 2017, the Company had deferred revenue of $16,750 and $8,557, respectively, related to unsatisfied performance obligations. These performance obligations were satisfied during the first quarter of 2019.

Cost of Revenues

Cost of revenue includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, raw materials, direct employee cost, direct contract labor, transportation costs, equipment rental, equipment maintenance, and fuel. Cost of revenues are recorded in the same period as the resulting revenue.

Allowance for Doubtful Accounts

The Company establishes an allowance for doubtful accounts to ensure trade receivables are not overstated due to non-collectability. The Company’s allowance is based on a variety of factors, including age of the receivable, significant one-time events, historical experience, and other risk considerations. The Company’s allowance at December 31, 2018 or 2017 was $- and $-, respectively. The Company recorded bad debt expense of $4,280 and $1,914 for the years ended December 31, 2018 and 2017, respectively.

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Inventory

Inventory is valued at the lower of cost or net realizable value. Cost is determined using a weighted-average cost method. The Company decreases the value of inventory for estimated obsolescence equal to the difference between the cost of inventory and the estimated market value, based upon an aging analysis of the inventory on hand, specifically known inventory-related risks, and assumptions about future demand and market conditions. The Company has no reserve as of December 31, 2018 and 2017, respectively.

One vendor accounted for approximately 27% and 36% of inventory purchases in fiscal year ended December 31, 2018 and 2017, respectively. This same vendor made up 23% and 40% of our accounts payable as of December 31, 2018 and 2017, respectively.

Fixed Assets, Net

Fixed assets are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life. Upon the sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Classification	Estimate Useful Lives
Equipment	5 to 7 years
Automobiles	5 years
Furniture and fixtures	4 to 7 years

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, such as intellectual property, are required to be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company determined that there were no impairments of long-lived assets at December 31, 2018 and 2017.

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Accounts payable and accrued expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Income taxes

The Company is a subchapter S corporation. The Company is taxed as a partnership, with its losses distributed to the shareholders. There is no income tax provision for the Company.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued an ASU on lease accounting. The ASU requires the lease rights and obligations arising from lease contracts, including existing and new arrangements, to be recognized as assets and liabilities on the balance sheet. The ASU is effective for reporting periods beginning after December 15, 2018 with early adoption permitted. While the Company is still evaluating the ASU, the Company expects the adoption of the ASU to have a material effect on the Company’s financial condition due to the recognition of the lease rights and obligations as assets and liabilities. The Company does not expect the ASU to have a material effect on the Company’s results of operations, and the ASU will have no effect on cash flows.

The Company has evaluated all other recent accounting pronouncements and believes that none of them will have a significant effect on the Company’s financial statement.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of December 31, 2018, the Company has a working capital deficit of $823,589 and accumulated losses from operations of $930,319. The Company intends to fund operations through debt and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements through December 2019.

The Company is dependent upon, among other things, obtaining additional financing to continue operations and to execute its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings. No assurances can be made that management will be successful in pursuing any of these strategies.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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NOTE 4 - ACCOUNTS RECEIVABLE

Accounts receivable comprise the following at December 31, 2018 and December 31, 2017:

	2018	2017
Amounts due from factor	$5,000	$12,177
Unfactored accounts receivable	$6,119	$29,578
Allowance for doubtful accounts	$-
Receivables, net	$11,119	$41,755

Pursuant to a factoring agreement, with non-recourse against the Company in the event of a loss, the Company’s principal bank acts as its factor for a majority of the Company’s receivables, which are assigned on a pre-approved basis. At December 31, 2018, and December 31, 2017, the factoring charge amounted to 2.9% of the receivables assigned. The Company’s obligations to the bank are collateralized by all of the Company’s accounts receivable, inventories and equipment. The advances for factored receivables are made pursuant to the factoring agreement which expires with 30 days’ notice.

Factor will hold back 10% of invoices purchased which will be referred to as a reserve.

The Company agrees that in the event any claim or defense is asserted by the customer against the Factor, the Company shall on demand, repurchase that invoice for cash or as a credit against new invoices if available, for a price equal to the rest of said invoice remaining unpaid, and the Company shall indemnify and hold Factor harmless from any and all liability that may result at any time from any and all liability that may result from any claim asserted by the customer for recovery of amounts paid arising out of any promise, representation or warranty made by Client or his agent to the customer.

NOTE 5 – OTHER CURRENT ASSETS

The Company has entered into barter agreements, whereby it delivered inventory in exchange for future advertising credits. As of December 31, 2018, the Company recorded $7,106 in amounts due from barter exchange.

The Company assesses the recoverability of barter credits periodically. Factors considered in evaluating the recoverability include management’s plans with respect to advertising and other expenditures for which barter credits can be used. Any impairment losses are charged to operations as they are determinable. During the years ended December 31, 2018, and December 31, 2017 no losses were charged to operations for impairment losses.

NOTE 6 - FIXED ASSETS, NET

Property and equipment consist of machinery, equipment and vehicles. The property and equipment are depreciated using the straight-line method over their estimated useful life of 5-7 years. Our property and equipment, net consist of the following:

	2018	2017
Machinery & Equipment	$30,559	$26,749
Furniture & Fixtures	$47,450	$47,450
Total	$78,009	$74,199
Less: accumulated depreciation	$(60,639)	$(53,210)
Fixed Assets, Net	$17,370	$20,989

Depreciation expense was $7,429 and $6,667 for the years ended December 31, 2018 and 2017, respectively.

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NOTE 7 - LINE OF CREDIT - RELATED PARTY

The Company has an unsecured $100,000 line of credit with Thomas Wenz, a former shareholder, with no maturity date. The Company owes $116,691 and $112,683 at December 31, 2018 and December 31, 2017, respectively. The loan accrues interest at the rate of 3.5% interest. No principal payments have been made on the loan and the amount outstanding includes accrued interest of $16,691 and $12,683 at December 31, 2018 and 2017, respectively.

NOTE 8 - RELATED PARTY ADVANCES

The Company received unsecured and non-interest bearing advances from Thomas Wenz a former shareholder with no repayment terms. Amounts due were $436,850 and $150,750 at December 31, 2018 and December 31, 2017, respectively.

NOTE 9 - NOTES PAYABLE

On July 1, 2017, the Company entered into an unsecured promissory note with Kevin Fulp for $50,000 at 8% interest. Mr. Fulp is a former shareholder. The balance of $50,000 was outstanding as of December 31, 2018 and December 31, 2017, respectively. The note is past due and is due on demand.

On July 1, 2017 the Company entered into a loan agreement with William S. Clark for $50,000 at 8% interest. Mr. Clark is the sole shareholder of Firetainment, Inc. The balance of $50,000 was outstanding as of December 31, 2018 and December 31, 2017, respectively. The note is past due and is due on demand.

The Company paid off its loan agreements with Tracy Stein during the year ended December 31, 2018 totaling $140,000. The promissory notes originated February 23, 2015 bearing interest at 10%, due in 4 annual payments with the final payment due April 1, 2022.

On October 22, 2018, the Company entered into a $75,000 note payable with Channel Partner Capital. The loan is guaranteed by Mr. Shawn Clark and secured by the assets of the Company. The principal and interest are payable at a rate of $360.12 per business day, at an effective interest rate of 37%, and matures October 24, 2019. The balance of the note payable at December 31, 2018 is $63,582.

The promissory notes originated February 23, 2015 bearing interest at 10% and due in 4 annual payments with the final payment on April 1, 2022.

NOTE 10 – STOCKHOLDER’S (DEFICIT)

Common Stock

On November 15, 2010 the Company filed articles of incorporation in the State of Florida with 10,000 shares which were owned 50% by Kevin Fulp and 50% by William S. Clark. On June 6, 2011 the Company issued 5% equity to William Gardner for services.

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On May 7, 2012, Tracy Stein purchased 20% equity ownership through an investment of $100,000 and a $25,000 loan at 6.5% together with a 10% royalty payment. On November 11, 2012 Tracy Stein increased his loan to $100,000, decreased his royalty to 5% and increased his equity to 25%. On July 1, 2014, Thomas Wenze purchased 13% equity for $100,000 and a $100,00 line of credit. On October 5, 2015, Tracy Stein acquired the shares of Kevin Fulp and William S. Clark as a result of a default on the outstanding loan.

On February 9, 2017, Thomas Wenz executed a buy/sell agreement for the ownership of Tracy Stein’s shares. On May 30, 2017, Thomas Wenz purchased William Gardner’s shares for $6,500 giving Mr. Wenz 100% of the equity of the Company.

On November 1, 2018, William S. Clark purchased Thomas Wenz’s shares in the Company’s equity for $100. Mr. William S. Clark is currently the sole shareholder in Firetainment, Inc.

NOTE 11 – INCOME TAXES

No provision was made for income taxes since the Company is a Subchapter S Corporation and is taxed as a partnership. The net losses are allocated to the owners of the Company.

NOTE 12 – COMMITMENTS AND CONCENTRATIONS

The Company has a diverse customer base with approximately 100 customers, of which 2 customers accounted for 12% and 12% or $179,752 of sales for the year ended December 31, 2018.

For the year ended December 31, 2017, one customer represented $284,687 or approximately 25% of sales for the year ended December 31, 2017.

The Company leases its manufacturing and warehouse facility on a month to month basis from a related party. Lease cost for the year ended December 31, 2018 was $11,842.

The Company entered into a consulting agreement with William Shawn Clark, it’s Chief Executive Officer and the sole shareholder for services to be provided from January 1, 2016 through December 31, 2019 at an annual compensation of $65,000 payable 1/52 each week. The agreement provides for a renewal notification to be received by September 30, 2019. As of the date of these financial statements, no renewal notification has been sent.

NOTE 13 – SUBSEQUENT EVENTS

On March 26, 2019, the Company entered into a Share Exchange Agreement with Viabuilt Ventures, Inc., whereby upon closing the sole shareholder of Firetainment, Inc. will be issued a total of 5,000,000 shares of Common Stock of the Viabuilt in exchange for 100% of the capital stock of Firetainment, Inc. The closing of this transaction will be completed upon the completion of the audit of the financial statements of Firetainment, Inc. William Shawn Clark, the President of the Company, is also the President of Viabuilt Ventures, Inc.

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